Dear Fellow Shareholders:

     The 1999 Annual Meeting of Shareholders of Citizens Community Bancorp, Inc. is being held on April 20, 1999 at 10:00 a.m. at the Olde Marco Inn, 100 Palm Street, Marco Island, Florida. As disclosed in the Notice of the Annual Meeting and Proxy Statement dated, April 14, 1999, which are enclosed with this letter, there are 4 items which you will be asked to consider and vote on,

     o The election of three class 3, directors each to serve for 3 year terms;

     o The amendment to the Articles of Incorporation which would remove staggered terms for the Board of Directors and require Directors to stand for reelection annually once their staggered term has expired;

     o The ratification of the appointment of the independent auditors for Commercial Bancorp, Inc. for the year ending December 31, 1999; and finally

     o A proposal which would allow us to adjourn the Annual Meeting to continue to solicit additional proxies to obtain the necessary vote, if we have not received sufficient proxies to approve a proposal.

     We hope you are able to make plans to attend the Annual Meeting. At the Annual Meeting we will also go over some of management's thoughts for the upcoming year. Members of the Board of Directors will be present to greet you along with our Executive Officers. You will also have an opportunity to meet some of our non-executive officers and some of the new officers of Citizens Community Bank.

     In order to help facilitate the tabulation of the proxies we would ask that you mark your vote for each of the proposals and return the enclosed proxy card in the envelope provide as soon as possible.

                              Sincerely,


                              Richard Storm, Jr.
                              Chairman of the Board
                              President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS




TO OUR SHAREHOLDERS:

     The 1999 Annual Meeting of the Shareholders of Citizens Community Bancorp, Inc. will be held at the Olde Marco Inn, 100 Palm Street, Marco Island, Florida on:


                             Tuesday, April 20, 1999
                                       at
                        10:00 a.m. Eastern Standard Time

for the following purposes:

PROPOSAL I.  To elect three (3) Directors for a one-year term expiring in 2002.

PROPOSAL II. To consider and vote upon the Amendment to Article VIII, Section 3, of the Articles of Incorporation of Citizens Community Bancorp, Inc., to eliminate staggered terms for directors in further elections.

PROPOSAL III. To ratify the appointment of Hacker, Johnson, Cohen & Grieb, PA as independent auditors of Citizens Community Bancorp, Inc. for the fiscal year ending December 31, 1999.

PROPOSAL IV. Approve the adjournment of the Annual Meeting to solicit additional proxies in the event that there are not sufficient votes to approve any one or more of the foregoing proposals.

     o    To transact  such other  business  properly  coming  before the Annual
          Meeting.

     Only those shareholders who were shareholders of record at the close of business on March 5, 1999, will be entitled to vote in person or by proxy at the Annual Meeting, or any adjournment thereof. A complete list of these shareholders will be available for inspection prior to the Annual Meeting at Citizens Community Bancorp, Inc.'s principal executive offices at 650 East Elkcam Circle, Marco Island, Florida.

     Shareholders are cordially invited to attend the Annual Meeting in person, but we urge you to complete, sign, and date the enclosed proxy and return it in the envelope provided as promptly as possible.

                             BY ORDER OF THE BOARD OF DIRECTORS



                            Bruce G. Fedor, Corporate Secretary
Marco Island, Florida
March 22, 1999

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 20, 1999




Solicitation and Voting of Proxies

     This Proxy Statement and the accompanying Proxy Card are being furnished to shareholders of Citizens Community Bancorp, Inc. ("Company") the parent company of Citizens Community Bank of Florida ("Citizens Bank") in connection with the solicitation of proxies by the Board of Directors to be used at the Company's Annual Meeting of Shareholders ("Annual Meeting") or any adjournment thereof, which will be held on Tuesday, April 20, 1999, at 10:00 a.m., Eastern Time at the Olde Marco Inn, 100 Palm Street, Marco Island, Florida.

     Regardless of the number of shares of common stock that you may own, it is important that shareholders be represented by Proxy or in person at the Annual Meeting. We would ask that you complete the enclosed Proxy Card and return it signed and dated in the enclosed postage prepaid envelope. Please remember to indicate the way you wish to vote in the space provided on the Proxy Card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted :

          "FOR" the management director nominees;

          "FOR" the amendment to the Company's Articles of Incorporation which would eliminate classes of director;

          "FOR" ratification of the appointment of Hacker, Johnson, Cohen & Grieb, PA as the independent auditors of the Company for the fiscal year ending December 31, 1999; and

          "FOR" the adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve one or more of the foregoing proposals.

Revocation of Proxy

     Your presence at this Annual Meeting will not automatically revoke your Proxy. You may revoke a Proxy at any time prior to the polls closing at the Annual Meeting by:

          o filing with the Company's Corporate Secretary a written notice of revocation,

          o by delivering to the Company a duly executed Proxy Card bearing a later date, or

          o    by attending the Annual Meeting and voting in person.

Voting Securities

     The securities which may be voted at this Annual Meeting consist of shares of common stock of the Company with each share entitling its owner to one vote for the election of directors and any other matters that may come before the Annual Meeting. The close of business on March 5, 1999, has been fixed by the Board of Directors as the record date ("Record Date") for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and any adjournment thereof. The total number of shares of the common stock outstanding on the record date was 3,455,039 shares, which are held by approximately 722 shareholders. The presence, in person or by Proxy, of at least a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting.

     If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority under New York Stock Exchange rules to vote customers' unvoted shares on certain "routine" matters, including election of directors. The only non-routine matter being considered at this Annual Meeting is Proposal II, the Amendment of the Articles of Incorporation. If you do not vote your proxy, your brokerage firm may either:

          o    vote your shares on routine matter, or

          o    leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the meeting.

     When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote customer shares on non-routine matters. Accordingly, these shares are considered not entitled to vote on non-routine matters, rather than as a vote against the matter.

Certain Shareholders

     As of March 5, 1999, no persons or apparent groups of persons, other than officers or directors of the Company or Citizens Bank, and the following person, are known by management to own beneficially five percent or more of the outstanding shares of the Company's common stock:

--------------------------------------------------------------------------------
                                    Amount of                    Percent
Name                               Common Stock                  of Class
----                               ------------                  --------

Richard Storm, Jr.
264 Rock Hill Court
Marco Island, Florida 34145           523,000*                    15.09%

------------------
* Amount includes stock options to acquire 10,000 shares of common stock.

                       PROPOSAL I -- ELECTION OF DIRECTORS


     The Company's Board of Directors is composed of nine members, divided into three classes. The terms of each class are staggered so that approximately one-third of the directors are elected each year. The Board of Directors has nominated three Class III Directors who will be elected to a three-year term to stand for election at this Annual Meeting.

     Management's   nominees  to  fill  the  Class  III  terms  are  Stephen  A.
McLaughlin, Richard Storm, Jr., and John J. Wolf. Each of the nominees are presently directors of the Company.

     It is intended that the proxies solicited by the Board of Directors will be voted "FOR" the election of director nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend. At this time we know of no reason why any nominee might not be able to serve.

--------------------------------------------------------------------------------
          The Board of Directors recommends that shareholders vote "FOR" election of the nominees.
--------------------------------------------------------------------------------


BOARD OF DIRECTORS - Standing for Re-election:
Class III Directors



          STEVEN A. McLAUGHLIN   Director since 1995.
                     Term will expire 2002.

          Mr. McLaughlin, age 52, is a founding director of the Company and of Citizens Bank. He is the Treasurer of the Company, serves as Chairman of the Strategic Planning Committee, and is a member of the ALCO, Audit, Executive Loan, and Year 2000 Committees. Prior to 1996, Mr. McLaughlin's business involved the operations of several Maine-based real estate consulting and timber companies, including Stillwater Land & Lumber Limited.

          RICHARD STORM, JR.   Director since 1995.
                     Term will expire 2002.

          Mr. Storm, age 57, is a founding director, Chairman, CEO and President of the Company, and serves on the Executive and Strategic Planning Committees of the Board. He is also the Chairman of the Board of Directors of Citizens Bank, where he serves on the Executive, Loan, Building Facilities, and Loan Loss Recovery Committees. Mr. Storm is currently an at-large director for Group VI for Community Bankers of Florida. Mr. Storm has an extensive background in real estate management, marketing, finance and development. From 1987 to 1994, Mr. Storm served as a director of Citizens National Bank and Citizens National Corporation, both of Naples, Florida. From 1992 to 1994, Mr. Storm served as Corporate Secretary for Citizens National Corporation. Following the Citizens National merger with AmSouth Bank of Florida in 1994, Mr. Storm served as a City Director of AmSouth Bank until April 1995. In addition to his bank affiliations, Mr. Storm is currently Chairman and CEO Community Broadcasting Corporation, President of Loanstar Capital, Inc., Chairman and President of Deer Run Properties, Inc. (a mortgage and venture capital company), and the Managing General Partner for Cumberland Properties, Inc. a shopping center owner/operator with principal offices in Windham, Maine. He is a member of the Loyal Order of Moose in Marco Island.



          JOHN G. WOLF   Director since 1997.
                     Term will expire 2002.


          Mr. Wolf, age 51, is Assistant Treasurer and a member of the Board of Directors of the Company and serves as the Chairman of the Audit Committee. He is also a member of the Strategic Planning Committee. Mr. Wolf is a practicing dentist in Naples, Florida and is on the Board of Directors of the Florida Sports Shooting Association, and a member of the Governor's Council on Sports and Fitness. Mr. Wolf is also involved in health care delivery and the development and marketing of dental practices.

CONTINUING DIRECTORS:





          DIANE M. BEYER   Class I - Director since 1995.
                       Term expires 2000.

          Mrs. Beyer, age 59, is a director and Assistant Secretary of the Company, and is a member of its Audit, Loan and Year 2000 Committees. She also serves as a director of Citizens Bank and as Chairman of the Board's Compensation and Personnel Committee and is a member of the Audit, Compensation and Personnel, CRA and Executive Committees. Mrs. Beyer has extensive business experience in the areas of administration and human resources, and is a member of the National Association of Women in Construction and was Chairman of its Public Relations/ Marketing Committee for 1990-91. She has been a resident of Naples, Florida, and a Human Resources Consultant since 1993, and serves in a policy-making role in several non-profit organizations.


          JOEL M. COX, SR.   Class I - Director since 1995.
                       Term expires 2000.

          Mr. Cox, age 60, has 37 years of experience in banking and insurance. Mr. Cox is a director of the Company and serves as Chairman of the
     ALCO, Executive and Loan  Committees.  Mr. Cox is a member of the
     Board of Citizens Bank and is the Chairman of the Asset/Liability
     Committee and the Vice Chairman of the Loan Committee.   He also
     serves on the Citizen Bank's Audit, Building and Facilities,
     Compensation and Personnel and Executive Committees. Mr. Cox has been Vice President and Director of Cox Insurance Agency, Inc., of
     Marco Island, Florida, since 1985. He currently serves as Membership Chairman of the Kiwanis Club of Marco Island and serves on the Marco Island Fair Water Committee.


          JAMES S. HAGEDORN   Class I - Director since 1996.
                        Term Expires 2000.

          Mr. Hagedorn, age 55, is a director and Vice Chairman of the
     Company.  He is also a member of the Executive   Committee.  Mr.
     Hagedorn is a member the Board of Directors of Citizens Bank, where he serves as Chairman of the Executive and Loan Committees. Mr. Hagedorn has been President and Director of Waterside Development Corp. since 1995. He served as Chairman, President, and CEO of The Merchant Bank of Florida, Brandon, Florida, and as President of The Merchant Bancorporation of Florida from 1986 through 1994.

          THOMAS B. GARRISON   Class  II - Director since 1995.
                        Term Expires 2001.

          Mr.  Garrison,  age 53, is a  director  of the  Company  and serves as
     Chairman of the Year 2000 Committee. Mr. Garrison has over 30 years of experience in the design and development of major software projects. Formerly with the Barron-Collier Companies, where he served as the Management Information Systems Director, Chief Information Officer, and currently as the Network Technology Manager. He has been a Collier County resident, residing in Naples, Florida, since 1988, and has been an active member of several Collier County civic organizations, including Toastmaster, Naples Investment Club, Small CAP Investment Club, Naples Computer Club, and the Latin-American Business Association.


          DENNIS J. LYNCH   Class II - Director since 1995.
                        Term Expires 2001.

          Mr. Lynch, age 56, is a member of the Board of Directors of the Company and serves on its ALCO and Executive Committees. Mr. Lynch has been involved in the real estate sales and development business since moving to Naples in 1971. He has been the owner and President of Dennis J. Lynch and Associates, a real estate sales agency established in 1979. Since 1979, his firm has developed and been involved in the management of over 500,000 square feet of commercial real estate space in Collier County.


          LOUIS J. SMITH   Class II - Director since 1997.
                        Term Expires 2001.

          Mr. Smith, age 74, is a member of the Board of Directors of the Company and serves on its Audit and Executive Committees. Mr.
     Smith was a self-employed Pharmacist for 34 years, currently owns and operates Pat's Hallmark in the Shops of Marco on Marco Island and is the Officer in Charge of a U.S. Post Office in Marco Island. Mr. Smith was formerly a bank director for the 1st Wisconsin Bank of Wisconsin (now First-Star).

     The following table indicates certain information regarding the current beneficial ownership of common stock by each of our directors and executive officers, and all of the directors and executive officers as a group as of the Record Date. As required by Rule 13d-3, under the Securities Act of 1933, the number and percentage of shares held by each person reflects the number of shares that person currently owns, plus the number of shares that person has the right to acquire within the next 60 days as provided in currently outstanding options.


--------------------------------------------------------------------------------
                                 Number of                     % of
                                  Shares      Right to      Beneficial
Name                             Owned(1)    Acquire(2)      Ownership

Diane M. Beyer                    19,008       10,800          0.86%
Joel M. Cox, Sr.(3)               72,267       10,800          2.40
Thomas B. Garrison(4)             57,780       10,800          1.98
James S. Hagedorn(5)              25,380       10,800          1.04
Bruce G. Fedor(6)                  2,160       10,800          0.37
Dennis J. Lynch                   77,200       10,800          2.54
Stephen A. McLaughlin            100,310       17,280          3.39
Michael A. Micallef, Jr.(6)        4,320       32,400          1.05
Louis J. Smith                    11,232       10,800          0.63
Richard Storm, Jr.(7)            513,000       10,800         15.11
W. Terrell Upson(8)                8,640       32,400          1.18
John J. Wolf                      55,000       10,800          1.90


All Directors and Executive
Officers as a Group (12 persons) 946,297      179,280         24.57

--------------------------------------------------------------------------------


(1)      Includes shares for which the named person:

         o    has sole voting and investment power,

         o    has shared voting and investment power with a spouse, or

         o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes, and

         o does not include shares that may be acquired by exercising stock options

(2) Includes shares that may be acquired by exercising vested stock options.

(3) Includes 7,560 shares owned by Joan C. Cox, Maudie M. Greene and William Greene.

(4)      Includes 1,080 shares held by his wife's individual retirement account.

(5) Includes 1,080 shares held by Robert W. Baird & Co. as trustee FBO for Mr. Hagedorn's spouse.

(6)      An Executive Officer, not a director.

(7) Includes 20,000 shares owned by the Kathleen Storm Profit Sharing Plan and 540 shares owned by his wife, Kathleen Storm.

(8)      Former executive officer and director.

Board of Directors Meetings

     The Board of Directors holds meetings on a regular basis. No current director attended fewer than 75% of the total meetings of the Board of Directors for the full year. The Company does not presently compensate directors for Board or Committee meetings. Effective November 1, 1997, Citizens Bank began paying directors' fees to its outside directors. Bank directors receive $100 for each Board meeting attended and $25 for each Committee meeting attended.

Committees of the Board of Directors

================================================================================
                                                            Strategic   Year
Board Member           Board  ALCO  Audit  Executive  Loan  Planning    2000
--------------------------------------------------------------------------------
Diane M. Beyer           X            X                 X                 X
--------------------------------------------------------------------------------
Joel M. Cox, Sr.         X      X              X        X
--------------------------------------------------------------------------------
Thomas B. Garrison       X                                                X
--------------------------------------------------------------------------------
James S. Hagedorn        X                     X
--------------------------------------------------------------------------------
Dennis J. Lynch          X      X              X        X
--------------------------------------------------------------------------------
Stephen A. McLaughlin    X      X     X        X        X       X         X
--------------------------------------------------------------------------------
Louis J. Smith           X            X        X
--------------------------------------------------------------------------------
Richard Storm, Jr.       X                     X        X       X
--------------------------------------------------------------------------------
John J. Wolf             X            X                         X
--------------------------------------------------------------------------------
Meetings Held in 1998   12     1      1        3        2       1         12
================================================================================

ALCO Committee - Establishes the asset and liability management policies of the Company, monitors and sets limitations for interest-rate risk and formulate loan pricing.

Audit Committee - Reviews auditing, accounting, financial reporting and internal control functions. Recommends our independent accountant and reviews their services. All members are nonemployee directors.

Executive Committee - Limited powers to act on behalf of the Board whenever the Board is not in session. Meets twice a month and acts only by unanimous vote. If any nonemployee director wants a matter to be addressed by the Board rather than the Executive Committee, then such matter is submitted to the Board.

Loan Committee - Meets as required to act upon loan requests to be handled by the Company individually or jointly with Citizens Bank.

Strategic Planning Committee - Reviews the performance of the Company and Citizens Bank to determine if budgeted goals are being met and to suggest methods by which corporate goals can be achieved, both on a short-term and long-term basis. Responsible for establishing a three-year strategic plan for the Company.

Year 2000 Committee - Meets monthly with management to evaluate the progress being made and the steps being taken to ensure that the Company's computer and data processing systems will be Year 2000 compliant.

Report of the Board of Directors on Executive Compensation

     Compensation Philosophy - The Board of Directors believes that there is a close relationship between the financial interests of the our shareholders and our officers and key employees, including the officers of our subsidiaries. The Board further believes that compensation for officers and key employees should be structured in such a way that total compensation consists of a base salary, and short- and long-term incentive awards. To that end, we have created a compensation program that provides for a base salary which is believed to be competitive within the industry for persons with comparable responsibilities, combined with annual cash bonus awards tied to specific performance, as well as long-term stock option awards, which are also related to the Company's performance and the performance of the officer or key employees and base salary levels.

     Executive   Base  Salary  -  Base  salaries  for  executive   officers  are
established primarily through the use of peer group salary evaluations. The Board of Directors utilized published compensation studies with regard to compensation levels and practices of comparable commercial banks and similar financial institutions in order to formulate its recommendation regarding executive officer salaries for the year ended December 31, 1998. For fiscal year 1999, Mr. Micallef's base salary was established using the Board's evaluation of salaries paid to Chief Executive Officers with similar duties at comparable financial institutions.

     Annual Cash Bonus Awards - Cash bonus awards to executive officers, if any, are determined annually by the Board of Directors and are based primarily on the Company's financial results for that year. Objectives are established annually by the Board and cash bonus awards are determined in relationship to the achievements relating to these objectives.

     Long-Term Pay Compensation - The long-term compensation plan is structured around the Company's 1996 Incentive Stock Option Plan.

     The following Summary Compensation Table shows compensation information regarding Richard Storm, Jr. , Chairman of the Board and Chief Executive Officer of the Company and Michael A. Micallef, Jr., President and Chief Executive Officer of Citizens Bank, during the last three fiscal years. No other executive officer received compensation at a level required to be reported herein by Securities and Exchange regulations.


                            [Table follows this page]


                           SUMMARY COMPENSATION TABLE

                                                                                      Long Term Compensation*
                                                                                      -----------------------

                                             Annual Compensation                      Awards          Payouts
                                             -------------------                      ------          -------

       (a)                    (b)        (c)        (d)           (e)              (f)         (g)      (h)              (i)
                                                                                           Securities
   Name and                                                   Other Annual     Restricted  Underlying   LTIP         All Other
principal position           Year     Salary ($)  Bonus ($)  Compensation ($)  Award(s)($)  Options   Payouts($)  Compensation($)
------------------           ----     ----------  ---------  ----------------  -----------  -------   ----------  ---------------
Richard Storm, Jr.           1998      $24,000       --           --               --         --          --            --
  Chairman, President, and   1997        --          --           --               --         --          --            --
  CEO of Company             1996        --          --           --               --         --          --            --


Michael Micallef, Jr.       1998       $82,000       --         $6,612             --         --          --            --
  President and CEO of      1997       $48,396    $5,000        $9,115          $32,400
  Bank                      1996         (*)         --           --               --         --          --            --

------------------
(*) Employment effective May 13, 1997.

Explanation of Columns

   (c) Base Salary - Total base salary paid during the calendar year. Mr. Micallef's current base salary is $82,000. Citizens Bank was responsible for 100% of Mr. Micallef's cash compensation for the year ended December 31, 1998. Mr. Storm receives $1,500 per month from the Company for his services and $500 per month from Citizens Bank.

   (d) Annual Cash Bonus Award - Annual incentive awards paid for results achieved during the calendar year, which were paid during the year immediately following the years indicated.

   (e) Other Annual Compensation - All additional forms of cash and non-cash compensation paid, awarded or earned. Amount includes auto allowances for 6 months and moving expenses of $6,000. The value of all other personal benefits and perquisites received by Mr. Micallef was less than the required reporting threshold.

   (f) Restricted Stock Awards - Stock awarded to an executive that carries vesting restrictions.

   (g) Securities Underlying Options - Grants of stock options made under the Company's 1996 Incentive Stock Option Plan.

   (h) "LTIPs" - The dollar value of all payouts pursuant to long-term incentive plans.

   (i) All Other Compensation - All other compensation that does not fall under any of the aforementioned categories.

Benefits

          Insurance - Full-time officers and employees of Citizens Bank are provided hospitalization, major medical, short- and long-term disability, dental insurance, and term life insurance under group plans on generally the same basis to all full-time employees.

Employment Contracts

          The Company does not have an employment agreement with any of its officers. Citizens Bank has an employment agreement ("Agreement") with its President and Chief Executive Officer, Michael A. Micallef, Jr. The Agreement, which became effective June 2, 1997, is for a one-year term and is automatically renewed for a successive six month term unless either party notifies the other of their desire to terminate the Agreement at the expiration of the term. Such notice must be given at least 30 days prior to the expiration of the current term.

          Mr. Micallef's base salary under the current Agreement is $82,000, plus reimbursement of reasonable business expenses. In addition, Mr. Micallef may be granted an annual performance bonus, which is solely at the discretion of the Board of Directors. No such bonus was paid for fiscal year 1998. Under the Agreement, Mr. Micallef was granted Incentive Options for 15,000 shares of common stock at a grant price of $10.00 per share (adjusted to 30,000 shares at $5.00 per share as a result of the December 15, 1997, two for one stock split) which options vest 20% per year and expire 10 years from the date of grant. The stock option amount in the table on the previous page has been adjusted to reflect the 8% stock dividend declared on December 31, 1998. Mr. Micallef is also provided an automobile allowance of $500 per month and three-months disability coverage.

          Mr. Micallef may participate in all employee benefits, stock option plans, pension plans, insurance plans and other fringe benefits programs commensurate with his position. The Agreement provides for termination by Citizens Bank for "good cause". In the event Citizens Bank chooses to terminate Mr. Micallef's employment for reasons other than for good cause, he (or in the event of death, his beneficiaries) would be entitled to a severance payment equal to the total annual compensation for the remainder of the term of the Agreement, or six months pay, whichever is greater. In the event of a change of control of the Company, Mr. Micallef will be entitled to one- year's annual compensation.

          In the event Mr. Micallef voluntarily terminates his employment other than for the reasons mentioned herein, all rights and benefits under the Agreement shall immediately terminate upon the effective date of termination.





              [This space intentionally left blank]

          The following table sets forth information concerning the Incentive Stock Options that have been granted to the executive officers of the Company and Citizens Bank. The share amounts and price per share have been adjusted to reflect the December 15, 1997, two-for-one stock split, and the December 31, 1998, 8% stock dividend.

================================================================================
                           Shares          Date                   Price
Name                      Granted        of Grant               Per Share
----                      -------        --------               ---------
Diane M. Beyer           10,800(3)    April 30, 1998            $   7.50
Joel M. Cox, Sr          10,800(3)    May 19, 1998                  7.50
David Klein              16,200(2)    April 1, 1997                 4.75
                          3,240(2)    August 19, 1997               5.50
                          3,240(2)    October 21, 1997              6.00
Bruce Fedor              10,800(1)    November 10, 1997             6.00
                            864(3)    December 31, 1998             5.52
Sharon Ginn              10,800(2)    October 20, 1997              5.63
Stephen A. McLaughlin     4,320(1)    October 8, 1996               4.50
                          2,160(2)    May 21, 1997                  5.00
                         10,800(3)    October 28, 1998              7.50
Jeffrey L. Merwin        21,600(1)    July 23, 1998                 6.90
                          2,000(3)    January 21, 1999              9.25
Michael A. Micallef, Jr  32,400(1)    June 3, 1997                  5.00
James F. Schaffer        10,800(3)    October 28, 1998              9.50
                         11,880(3)    December 17, 1998             9.50
Louis Smith              10,800(1)    May 20, 1998                  7.50
Richard Storm, Jr        10,800(2)    February 24, 1998             7.50
W. Terrell Upson         21,600(1)    May 20, 1996                  4.50
                         10,800(2)    February 18, 1997             4.50
John J. Wolf             10,800(2)    April 29, 1997                7.50

================================================================================

    (1)  Granted in connection with initial employment.
    (2)  Granted for performance in fiscal year 1997.
    (3)  Granted for performance in fiscal year 1998.

          The Board of Directors adopted an amendment to the 1996 Incentive Stock Option Plan on February 3, 1998, increasing the number of shares available for issuance to 275,000 shares. The amendment was approved by the shareholders at the 1998 Annual Meeting. All other terms of the Stock Option Plan remained unchanged.

               PROPOSAL II -- APPROVE AMENDMENT TO ARTICLE VIII -
          NUMBER AND TERM, SECTION 3, OF THE ARTICLES OF INCORPORATION

          To amend the Articles of Incorporation to eliminate staggered terms and multiple classes of directors and to provide for the election of directors for one year rather than three-year terms.

General

          On February 18, 1999 the Board of Directors unanimously proposed to amend ARTICLE VIII, Section 3, of the Articles of Incorporation of the Company in the form attached hereto as Appendix "A" (the "First Amendment") and recommended that the shareholders consider and adopt the First Amendment at this Annual Meeting. If approved by the affirmative vote of the holders of a majority of the outstanding common stock of the Company, the First Amendment will become effective upon filing with the Secretary of State of Florida. The First
Amendment will not affect the terms of the directors being elected at this Annual Meeting nor will it affect the remaining terms of the Continuing Board. Beginning in the Year 2000 and each year thereafter, directors standing for election shall be elected for one-year terms. By the year 2002 there will only be one class of directors.

Background

          The Company was incorporated and its Articles of Incorporation filed with the Florida Secretary of State on May 24, 1995. The changes proposed in the First Amendment will give the shareholders more input into and control over the Company. Staggered terms and multiple classes of directors will be eliminated as each Class stands for reelection. Thereafter, directors will be elected for one year rather than three-year terms, making it easier for shareholders to add new directors, as well as change the composition of the Board of Directors.

Proposed Amendments to the Articles of Incorporation

          ARTICLE VIII - NUMBER OF DIRECTORS, Section 3 - Classes. This provision has been amended to phase out the following the completion of the current terms by each class, each director shall be elected for a term of approximately one year.

Adoption of the First Amendment

          The First Amendment must be approved by the favorable vote of the holders of a majority of the shares of common stock outstanding as of the Record Date for the Annual Meeting. The Board of Directors has unanimously proposed the First Amendment and recommended its adoption by the shareholders. If approved by the shareholders, the Company shall file, with the Florida Secretary of State, the First Amendment, which shall become effective at the time and date of filing. Proxies solicited by the Board of Directors will be voted in favor of adoption of the First Amendment, unless the shareholders specify in their proxies a contrary choice.

--------------------------------------------------------------------------------
               The Board of Directors unanimously recommends that
           shareholders vote FOR the adoption of the First Amendment.
--------------------------------------------------------------------------------


                 PROPOSAL III -- RATIFICATION OF APPOINTMENT OF
                AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 1998

          The Company's independent auditors since its inception and for the fiscal year ended December 31, 1998, were Hacker, Johnson, Cohen & Grieb, PA. The Board of Directors has appointed Hacker, Johnson, Cohen & Grieb, PA to be its independent auditors for the fiscal year ending December 31, 1999, subject to shareholder ratification.

--------------------------------------------------------------------------------
            The Board of Directors recommends that shareholders vote
      "FOR" the ratification of the appointment of Hacker, Johnson, Cohen & Grieb, PA as independent auditors for the fiscal year ending December
                                    31, 1999.
--------------------------------------------------------------------------------

                  PROPOSAL IV -- ADJOURNMENT OF ANNUAL MEETING

          The Company seeks approval to adjourn the Annual Meeting in the event that the number of proxies sufficient to approve Proposals I, II or III are not received by April 20, 1999. In order to permit proxies that have been received by the Company at the time of the Annual Meeting to be voted, if necessary, for the adjournment, is submitting the question of adjournment to permit further solicitation of proxies to approve Proposals I, II or III to the shareholders as a separate matter for your consideration. If it becomes necessary to adjourn the Annual Meeting, and the adjournment is for a period of less than 30 days, no notice of the time and place of the adjourned meeting needs to be given to the shareholders, other than an announcement made at the Annual Meeting.

--------------------------------------------------------------------------------
                    The Board of Directors recommends that shareholders vote "FOR" the approval of the adjournment of the Annual Meeting.
--------------------------------------------------------------------------------

Solicitation

          The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company or Citizens Bank in person or by telephone, telegraph or mail. The Company will request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable out-of-pocket expenses in doing so.

Shareholder Proposals

          In order to be eligible for inclusion in the Proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such Annual Meeting must be received at the Corporate Office of the Company, 650 East Elkcam Circle, Marco Island, Florida 34145 on or before November 12, 1999. Proposals must comply with the provisions of 17 C.F.R. Section 240.14a-8 ("Rule 14a") of the rules and regulations of the Securities and Exchange Commission in order to be included in the Company's Proxy materials.

          New business may be taken up at the Annual Meeting, provided the proposal is stated in writing and filed with the Corporate Secretary at least five days before the Annual Meeting. Any shareholder may make any other proposal at the Annual Meeting and the same may be discussed and considered, but unless stated in writing and filed with the Corporate Secretary by the above date, such proposal shall be laid over for action at an adjourned Annual Meeting or at a Special Meeting taking place 30 or more days thereafter. This provision does not prevent the consideration and approval or disapproval at the Annual Meeting of reports of officers, directors, and committees. In connection with such reports, however, no new business shall be acted upon at such Annual Meeting unless stated and filed as provided herein.

Financial Statements

          The 1998 Annual Report containing consolidated audited financial statements for the year ended December 31, 1998, accompany this Proxy Statement.

Other Matters

          The Board of Directors knows of no other matters to be brought before the Annual Meeting. If other matters should, however, come before the Annual Meeting, it is the intention of the persons named in the enclosed Revocable Proxy to vote the Proxy in accordance with their judgment and in the best interest of the Company.

                                                CITIZENS COMMUNITY BANCORP, INC.






Marco Island, Florida
March 22, 1999

                                  APPENDIX "A"

                               FIRST AMENDMENT TO
                          THE ARTICLES OF INCORPORATION
                                       OF
                        CITIZENS COMMUNITY BANCORP, INC.
                              MARCO ISLAND, FLORIDA


          The undersigned officer of Citizens Community Bancorp, Inc. ("Corporation") does hereby certify that pursuant to Section 607.1006, Florida Statutes, the Board of Directors and holders of at least 66% of the outstanding shares of common stock, approved the amendment to Article VIII, Section 3, as set forth herein. Shareholders approval was obtained.

          The following amendment is being made pursuant at the 1999 Annual Meeting of Shareholders. Section 3, of Article VIII of the Articles of Incorporation which now reads:


                       ARTICLE VIII - NUMBER OF DIRECTORS


          Section 3 - Terms of Directors: Beginning in the year 2002 and each year thereafter, the terms for directors standing for election shall be for one year. As the terms of each Class of directors expires, the directors being nominated shall be elected to serve one-year terms. By the year 2002 there will only be one Class of directors.

          The undersigned has executed this First Amendment to the Articles of Incorporation on behalf of Citizens Community Bancorp, Inc. on this ___ day of April, 1999.


             Attest:                       CITIZENS COMMUNITY BANCORP, INC.


    _________________________________  By: _________________________________
                                           Richard Storm, Jr.
                                           President and Chief Executive Officer

                                REVOCABLE PROXY
                        CITIZENS COMMUNITY BANCORP, INC.

|X|  PLEASE MARK VOTES AS IN THIS EXAMPLE

                      This Proxy is Solicited on behalf of
                           the Board of Directors of
                 Citizens Community Bancorp, Inc. ("Citizens").

     The undersigned shareholder of Citizens hereby appoints Bruce G. Fedor and/or Stephen A. McLaughlin as Proxies, each with the power to appoint his substitute and hereby authorizes either of them to represent and to vote, as designated below, all the shares of Citizens held of record by the undersigned on March 5, 1999 at the Annual Meeting of the Shareholders ("Annual Meeting") to be held at 10:00 a.m. Eastern Time, on Tuesday, April 20, 1999, at the Olde Marco Inn, 100 Palm Street, Marco Island, Florida or any adjournment thereof:






Please be sure to sign and date            Date
  this Proxy in the box below.

                                        ----------

-----------------------------------------------------------
     Shareholder sign above   Co-holder (if any) sign above
                                                                  with   For All
                                                            For   hold    Except
I. ELECTION OF DIRECTORS FOR THREE-YEAR TERMS               |_|   |_|      |_|

Steven A. McLaughlin, Richard Storm, Jr., John G. Wolf
INSTRUCTION: To Withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

                                                           For  Against  Abstain
II.  To approve the Amendment to Article VIII,  Section     |_|   |_|      |_|
     3, of the Articles of Incorporation, to eliminate staggered terms for directors in future elections.

                                                           For  Against  Abstain
III. Ratification   of  the   appointment   of  Hacker,     |_|   |_|      |_|
     Johnson, Cohen & Grieb, PA as independent auditors of Citizens for fiscal year ending December 31, 1999.

                                                           For  Against  Abstain
IV.  To approve the  adjournment  of the Annual Meeting     |_|   |_|      |_|
     to solicit additional proxies in the event that there are not sufficient votes to approve one or more of the foregoing Proposals.

     PLEASE  MARK  THIS BOX IF YOU PLAN TO  ATTEND  THE     |_|
     ANNUAL MEETING.

In their discretion, the proxy holders are authorized to transact and to vote upon such other business as may properly come before this Annual Meeting or any adjournments thereof.

     NOTE: When properly executed this Proxy will be voted in the manner directed by the undersigned shareholder(s). UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED.

 Detach above card, sign, date and mail in the postage paid envelope provided.
                        CITIZENS COMMUNITY BANCORP, INC.
--------------------------------------------------------------------------------
     The above signed shareholder may revoke the Proxy at any time before it is voted by either filing with the Corporate Secretary of Citizens a written notice of revocation, delivering to Citizens a duly executed Proxy bearing a later date or by attending the Annual Meeting and voting in person.
     IMPORTANT: Please sign your name exactly as it appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. IF shareholder is a partnership, please sign in partnership name by authorized person.
     The above signed acknowledges receipt from Citizens, prior to the execution of this Proxy, of a Notice of Annual Meeting, a Proxy Statement dated March 22, 1999, and the Annual Report which includes audited financial statements for the period ended December 31, 1999.
--------------------------------------------------------------------------------
  NOTE: IF YOU RECEIVE MORE THAN ONE PROXY, PLEASE SIGN AND RETURN ALL PROXIES
                          IN THE ACCOMPANYING ENVELOPE.
                               PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY